                                                                     Exhibit 4.3



THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

R-_____                                             CUSIP Number ______________



                               PIERCE LEAHY CORP.

                    11 1/8% SENIOR SUBORDINATED NOTE DUE 2006


               Pierce Leahy Corp., a New York corporation (the "Company", which term includes any successor corporation), for value received promises to pay to ___________________or registered assigns the principal sum of $________________ Dollars, on July 15, 2006.

     Interest Payment Dates: January 15 and July 15, commencing January 15, 1997

     Record Dates: January 1 and July 1

               Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                             PIERCE LEAHY CORP.


                                             By:___________________________


                                             By:___________________________

                                             [SEAL]

Certificate of Authentication:
This is one of the 11 1/8% Senior
Subordinated Notes due 2006 referred to in the within-mentioned Indenture

Dated:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By: _____________________________________
        Authorized Signatory

                               PIERCE LEAHY CORP.

                    11 1/8% SENIOR SUBORDINATED NOTE DUE 2006

1.      INTEREST.

               Pierce Leahy Corp., a New York corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on January 15 and July 15 of each year (each an "Interest Payment Date"), commencing on January 15, 1997, at the rate of 11 1/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

               The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 1% per annum in excess of the rate borne by the Notes.

2.      METHOD OF PAYMENT.

               The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the January 1 or July 1 preceding the Interest Payment Date (whether or not such day is a Business
Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal,
                          --------  -------
premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3.      PAYING AGENT AND REGISTRAR.

               Initially, United States Trust Company of New York, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

 4.     INDENTURE; RESTRICTIVE COVENANTS.

               The Company issued this Note under an Indenture dated as of July 15, 1996 (the "Indenture") by and between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code SS.SS. 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

               The Notes are general unsecured obligations of the Company limited to up to $200,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of preferred stock by the Company and its subsidiaries, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and its subsidiaries, certain other restricted payments by the Company and its subsidiaries, certain transactions with, and investments in, its affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions. The restrictions are subject to a number of important qualifications and exceptions.

5.      SUBORDINATION.

               The Indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note shall cease to
--------  -------
be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 18 below.

6.      OPTIONAL REDEMPTION.

               The Company may redeem the Notes, in whole or in part, at any time on or after July 15, 2001 at the redemption prices set forth in
Section 3.07 of the Indenture, together, in each case, with accrued and unpaid interest to the redemption date.

               In addition, the Company may redeem Notes out of the Net Proceeds of one or more Public Equity Offerings at the redemption price, in the amount and under the terms set forth in the Indenture.

7.      NOTICE OF REDEMPTION.

               Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

8.      OFFERS TO PURCHASE.

               The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9.      DENOMINATIONS, TRANSFER, EXCHANGE.

               The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.     PERSONS DEEMED OWNERS.

               The registered Holder of this Note may be treated as the owner of it for all purposes.

11.     UNCLAIMED MONEY.

               If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12.     AMENDMENT, SUPPLEMENT AND WAIVER.

               Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors, if any, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

13.     SUCCESSOR ENTITY.

               When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14.     DEFAULTS AND REMEDIES.

               Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Facility or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.

15.     TRUSTEE DEALINGS WITH THE COMPANY.

               The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

16.     NO RECOURSE AGAINST OTHERS.

               As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17.     DEFEASANCE AND COVENANT DEFEASANCE.

               The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

18.     ABBREVIATIONS.

               Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.     CUSIP NUMBERS.

               Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.     GOVERNING LAW.

               THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

               THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE
MADE TO: PIERCE LEAHY CORP., 631 Park Avenue, King of Prussia, Pennsylvania 19406, Attention: Chief Financial Officer.

21.  AUTHENTICATION

               This Note shall not be valid until the Trustee manually signs the Certificate of Authentication on the face of this Note.

                                   ASSIGNMENT


I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


Date:                           Your Signature:
     --------------------------                ---------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)


        Signature Guarantee:
                            ---------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


               If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, check the appropriate box:


              Section 4.10            Section 4.19
          [_]                     [_]


               If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$
 -----------------------
 (multiple of $1,000)

Date:
     -------------------

                           Your Signature:
                                          --------------------------------------
                                           (Sign exactly as your name appears
                                           on the face of this Note)




----------------------
Signature Guaranteed